Exhibit 10.2

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, including Exhibit B, which includes the special provisions for Participant’s country of residence, if any (collectively, the “Agreement”).

I.	NOTICE OF STOCK OPTION GRANT
Name of Participant:
Participant has been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:
Grant Number
Date of Grant
Vesting Commencement Date
Exercise Price per Share
Total Number of Shares Granted
Total Exercise Price
Type of Option:    Nonstatutory Stock Option
Term/Expiration Date:
Vesting Schedule:
Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:
[Insert vesting schedule.]
If a successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”) assumes this Option or substitutes it with an equivalent award as provided in Section 15(c) of the Plan, then if following such assumption or substitution Participant’ s status as an Employee or employee of the Successor Corporation, as applicable, is terminated by the Successor Corporation as a result of an Involuntary Termination (as defined below) other than for Cause (as defined below) within twelve (12) months following the Change in Control, this Option will immediately vest and become exercisable as to 100% of the Shares subject to this Option.

For these purposes, “Cause” will mean (i) any act of personal dishonesty taken by Participant in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Participant, (ii) Participant’s conviction of a felony, (iii) a willful act by Participant which constitutes gross misconduct and which is injurious to the Successor Corporation, and (iv) following delivery to Participant of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation’s belief that Participant has not substantially performed his duties, continued violations by Participant of Participant’s obligations to the Successor Corporation which are demonstrably willful and deliberate on Participant’s part.
For these purposes, any of the following events shall constitute an “Involuntary Termination”: (i) without Participant’s express written consent, a significant reduction of Participant’s duties, authority or responsibilities, relative to Participant’s duties, authority or responsibilities as in effect immediately prior to the Change in Control, or the assignment to Participant of such reduced duties, authority or responsibilities; (ii) without Participant’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Participant immediately prior to the Change in Control; (iii) a reduction by the Successor Corporation in the base salary of Participant as in effect immediately prior to the Change in Control; (iv) a material reduction by the Successor Corporation in the kind or level of employee benefits, including bonuses, to which Participant was entitled immediately prior to the Change in Control with the result that Participant’s overall benefits package is significantly reduced; (v) the relocation of Participant to a facility or a location more than fifty (50) miles from Participant’s then present location, without Participant’s express written consent; (vi) any purported termination of Participant by the Successor Corporation which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of Participant.
Termination Period:
To the extent vested, this Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability; provided, however, that if Participant is an Officer, Other Officer (as defined below) or Director on the date of such termination, this Option to the extent vested will be exercisable for one (1) year from the date of such termination. For purposes of this Agreement, “Other Officer” shall mean a person who (i) was designated an Officer at any point in time prior to such person’s termination as a Service Provider or (ii) is a non-executive officer who reports directly to the Company’s Chief Executive Officer. If Participant ceases to be a Service Provider due to Participant’s death or Disability, this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15(c) of the Plan. The date on which Participant ceases to be a Service Provider shall not be extended by any notice of termination period or non-working garden leave established under the employment law in the jurisdiction in which Participant resides or under the terms of Participant’s employment agreement, if any; such date will be considered the last date Participant is providing active services. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on an approved leave of absence).

II.	AGREEMENT

A.Grant of Option.

The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

B.Exercise of Option.

(a)Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

(b)Method of Exercise. Primarily, Options are to be exercised online through the Company’s designated broker (currently E*Trade Financial, Inc.). Alternatively, and if permitted by the Company, Options can be exercised by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Tax-Related Items (as defined in Section F below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares, unless otherwise required under Applicable Laws.

C.Method of Payment.
Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
1.cash;
2.check; or
3.consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.
The Company reserves the right to restrict available methods of payment to the extent it determines necessary for legal or administrative reasons.

D.Non-Transferability of Option.
This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Agreement, will be binding upon the executors, administrators, heirs, successors and assigns of Participant, to the extent permissible under local law.

E.Term of Option.
This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

F.Responsibility for Taxes
1.    Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable event or tax withholding event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
2.    Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
3.    In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
(b)    withholding from proceeds from the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent).
4.    Participant agrees to pay to the Company or the Employer, including through withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

G.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

1.the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

2.the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

3.all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

4.Participant’s participation in the Plan is voluntary;

5.the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or affiliate of the Company;

6.the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

7.the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

8.the future value of the Shares underlying the Option is unknown, indeterminable and cannot be predicted with certainty;

9.if the underlying Shares do not increase in value, the Option will have no value;

10.if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

11.no claim or entitlement to compensation or damages shall arise from forfeiture of the vested Option resulting from Participant ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) or failing to exercise the vested Option during any post-termination exercise period, and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

12.the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s purchase or sale of Shares;

13.Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan;

14.unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Change in Control or other corporate transaction affecting the Shares, and

15.the following provisions apply only if Participant is providing services outside the United States:
(a)the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;
(b)Participant acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

H.Data Privacy Notice and Consent.
Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Participant understands that Data will be transferred to E*Trade Financial, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company in the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*Trade Financial, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States , Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent or if Participant later seeks to revoke his or her consent, Participant’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

I.Language.
If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

J.Electronic Delivery and Acceptance.
The Company may, in its sole discretion, decide to deliver any documents related to the current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

K.Exhibit B.
Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in Exhibit B of this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

L.Imposition of Other Requirements.
The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on the Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

M.Severability.

The provisions of this Agreement, including Exhibit B, are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

N.Entire Agreement.
The Plan and Exhibit B are incorporated herein by reference. The Plan and this Agreement, including Exhibit B constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant's interest except by means of a writing signed by the Company and Participant.

O.Governing Law and Venue.
The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option or this Agreement is made and/or to be performed.

P.Compliance with Law.
Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Options prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Q.NO GUARANTEE OF CONTINUED SERVICE.
PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A

SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY OR EMPLOYER TO TERMINATE PARTICIPANT'S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

R.Waiver.
Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provisions of this Agreement, or of any subsequent breach by Participant or any other Participant.
By Participant’s electronic signature and the electronic signature of the Company's representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
RAMBUS INC.

______________________________
By
CEO
Title

* * * * *

By clicking on the “Accept” button, Participant agrees to accept the Option granted to Participant by Rambus Inc., and agrees to be bound by the terms of the Stock Option Agreement governing the Option and the Rambus Inc. 2006 Equity Incentive Plan. Clicking the “Accept” button will act as Participant’s electronic signature to this Agreement and will result in a contract between Participant and the Company with respect to this option.

EXHIBIT A
RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Rambus Inc.
1050 Enterprise Way, Suite 700
Sunnyvale, CA 94089
Attention: Stock Administration

1.Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Rambus Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ________ (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.

2.Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3.Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5.Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.Entire Agreement. The Plan and Agreement (including any country-specific terms in Exhibit B), are incorporated herein by reference. This Plan and the Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.

7.Governing Law and Venue. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions as provided in the Plan. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option or this Agreement is made and/or to be performed.

RAMBUS INC.

______________________________
By
CEO
Title

* * * * *

By clicking on the “Accept” button, Participant agrees to accept the Option granted to Participant by Rambus Inc., and agrees to be bound by the terms of the Stock Option Agreement governing the Option and the Rambus Inc. 2006 Equity Incentive Plan. Clicking the “Accept” button will act as Participant’s electronic signature to this Agreement and will result in a contract between Participant and the Company with respect to this option.

EXHIBIT B

FOR PARTICIPANTS OUTSIDE THE U.S.
RAMBUS INC.
2006 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Exhibit B includes additional terms and conditions that govern the Options granted to Participant if he or she resides in one of the countries listed herein. This Exhibit B forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and the Plan.

This Exhibit B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant exercises the Option and purchases Shares or when Participant subsequently sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently residing or transfers employment after the grant date, the information contained herein may not be applicable to Participant.

* * * * *

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

ALL COUNTRIES

Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that, depending on Participant's country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant's ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant's country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant acknowledge that it is Participant's responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant's personal advisor on this matter.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN
FRANCE
Terms and Conditions
Language Consent. By accepting the grant, Participant confirms having read and understood the Plan and Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.
Notifications

Exchange Control Notification. If Participant holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return. Severe penalties may applicable for any failure to comply with this reporting obligation.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

INDIA

Terms and Conditions

Method of Exercise. Notwithstanding anything to the contrary in the Plan and/or the Agreement, due to legal restrictions in India, Participant will not be permitted to pay the Exercise Price by a cashless sell-to-cover exercise whereby a certain number of Shares subject to the exercised Option are sold immediately upon exercise to cover the aggregate Exercise Price, brokers’ fees and any Tax-Related Items and the remaining Shares are delivered to Participant (i.e., a cashless sell-all exercise is permitted but a cashless sell-to-cover exercise is not). The Company reserves the right to provide Participant with this method of payment depending on the development of Indian exchange control law.

Notifications

Exchange Control Notification. Participant understands that if resident in India, he or she must repatriate the proceeds from the sale of Shares acquired under the Plan while Participant was resident in India to India within 90 days of receipt. Participant must also obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Assets Reporting Notification. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India and possibly including Options) in Participant's annual tax return. Participant is responsible for complying with this reporting obligation and is advised to confer with his or her personal legal advisor in this regard.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

JAPAN

Notifications

Exchange Control Notification.  If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of Shares.

In addition, if Participant pays more than ¥30,000,000 in a single transaction for the purchase of Shares at exercise of the Option, Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

A Payment Report is required independently of a Securities Acquisition Report. Therefore, if the total amount that Participant pays in a one-time transaction to exercise the Option and purchase Shares exceeds ¥100,000,000, Participant must file both a Securities Acquisition Report and a Payment Report.
Foreign Assets Reporting Notification. Participant is required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation and is advised to consult with his or her personal tax advisor in this regard.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

KOREA

Notifications

Exchange Control Notification.  To remit funds out of Korea to exercise the Option by means of a cash exercise method, Participant must obtain a confirmation of the remittance by a foreign exchange bank in Korea. Participant likely will need to present to the bank processing the transaction supporting documentation evidencing the nature of the remittance. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process.

If Participant receives US$500,000 or more from the sale of Shares in a single transaction, Korean exchange control laws require Participant to repatriate the proceeds to Korea within 18 months of the sale.

Foreign Assets Reporting Notification.  Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

TAIWAN

Notifications

Exchange Control Notification. Participant may remit and acquire foreign currency (including proceeds from the sale of Shares) up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the bank involved in the transaction. Participant should consult his or her personal legal advisor prior to taking any action with respect to remittance of proceeds from the sale of Shares into or out of Taiwan, as Participant is responsible for complying with all exchange control laws in Taiwan.

* * * * *

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement including Exhibit A, which includes the special provisions for Participant’s country of residence, if any (collectively, the “Agreement”).

I.	NOTICE OF RESTRICTED STOCK UNIT GRANT
Name of Participant:
Participant has been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan and the Agreement as follows:
Grant Number
Date of Grant
Vesting Commencement Date
Total Number of Restricted Stock
Units
Vesting Schedule:
The Restricted Stock Units will vest as follows:
[Insert vesting schedule.]
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.

II.	AGREEMENT

A.Grant.

The Company hereby grants to Participant under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in the Plan, the Notice of Grant, and this Agreement.

B.Company’s Obligation to Pay.

Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section C, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

C.Vesting Schedule.

Subject to Section D, the Restricted Stock Units awarded by this Agreement will vest in Participant according to the vesting schedule set forth on the attached Notice of Grant, subject to Participant continuing to be a Service Provider through each such date.

D.Forfeiture upon Termination of Status as a Service Provider.

Notwithstanding any contrary provision of this Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder. The date on which Participant ceases to be a Service Provider shall not be extended by any notice of termination period or non-working garden leave established under the employment law in the jurisdiction in which Participant resides or under the terms of Participant’s employment agreement, if any; such date will be considered the last date Participant is providing active services. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Award (including whether Participant may still be considered to be providing services while on an approved leave of absence).

E.Payment after Vesting.

Any Restricted Stock Units that vest in accordance with Section C will be paid to Participant (or, in the event of Participant’s death, to his or her estate (or legal representative for Participants outside of the U.S.)) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items withholding obligations (as defined in Section G below).

F.Payments after Death.

Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary (or legal representative for Participants outside of the U.S.) survives Participant, the administrator, executor or legal representative of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

G.Withholding of Taxes.

1.Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

2.Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or its respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the Restricted Stock Units. In the event that such withholding in Shares is problematic under the applicable tax or securities laws or has materially adverse accounting consequences, by Participant’s acceptance of the Restricted Stock Units, he or she authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on Participant’s behalf a whole number of Shares from those Shares issuable to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.

3.Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Unit, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

4.Participant agrees to pay the Company, including through withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds from the sales of the Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

H.Nature of Grant. In accepting the Award, Participant acknowledges, understands and agrees that:

1.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

2.the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

3.all decisions with respect to the future Awards or other grants, if any, will be at the sole discretion of the Company;

4.the Award grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or affiliate of the Company;

5.Participant is voluntarily participating in the Plan;

6.the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

7.the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

8.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

9.no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from Participant ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment law in the jurisdiction where Participant is employed or the terms of his or her employment agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, he or she irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and affiliates and the Employer from any such claim; if notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

10.unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company not to be exchanged, cashed out or substituted for, in connection with any Change in Control or other corporate transaction affecting the Shares of the Company; and

11.the following provisions apply if Participant is providing services outside the United States:
(a)the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(b)Participant acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement;

12.the Restricted Stock Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

I.No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

J.Data Privacy Notice and Consent.

1.Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award of Restricted Stock Units materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

2.Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Unit or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

3.Participant understands that Data will be transferred to E*Trade Financial, Inc. or to any other third party assisting in the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*Trade Financial, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands, however, that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.

K.Rights as Stockholder.

Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder, unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.

L.No Effect on Service.

Participant acknowledges and agrees that the vesting of the Restricted Stock Units pursuant to Section C hereof is earned only by Participant continuing to be a Service Provider through the applicable vesting dates (and not through the act of being hired or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Participant continuing to be a Service Provider for the vesting period, for any period, or at all, and will not interfere with Participant’s right or the right of the Company (or the Parent or Subsidiary employing or retaining Participant) to terminate Participant’s status as a Service Provider at any time, with or without cause.

M.Address for Notices.

Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.

N.Grant is Not Transferable.

Except to the limited extent provided in Section F, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

O.Binding Agreement.

Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

P.Compliance with Law.

Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Q.Plan Governs.

This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

R.Administrator Authority.

The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

S.Electronic Delivery and Acceptance.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

T.Captions.

Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

U.Agreement Severable.

In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on the remaining provisions of this Agreement.

V.Modifications to the Agreement.

This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.

W.Governing Law and Venue.

The Award grant and the provisions of this Agreement shall be governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

X.Language.

If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Y.Exhibit A.

Notwithstanding any provisions in this Agreement, the Award grant shall be subject to any special terms and conditions set forth in Exhibit A of this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Agreement.

Z.Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

AA.Waiver.

Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant of any other Participant.
By Participant’s electronic signature and the electronic signature of the Company’s representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are made a part of this document.
RAMBUS INC.
_____________________________________
By

CEO
Title

* * * * *

By clicking on the “Accept” button, Participant agrees to accept the Award granted to Participant by Rambus Inc., and agrees to be bound by the terms of the Restricted Stock Unit Agreement governing the Award and the Rambus Inc. 2006 Equity Incentive Plan. When clicking the “Accept” button, that will act as Participant’s electronic signature to this Agreement and will result in a contract between Participant and the Company with respect to this Award.
7

EXHIBIT A

FOR NON-U.S. PARTICIPANTS
RAMBUS INC.
2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Exhibit A includes additional terms and conditions that govern the Award of Restricted Stock Units to Participant if he or she resides in one of the countries listed herein. This Exhibit A forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and the Plan.

This Exhibit A also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units or sell the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently residing or transfers employment after the grant date, the information contained herein may not be applicable to Participant.

* * * * *

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

ALL COUNTRIES

Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that, depending on Participant's country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant's ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant's country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant acknowledge that it is Participant's responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant's personal advisor on this matter.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

FRANCE

Terms and Conditions

Language Consent. By accepting the Award grant, Participant confirms having read and understood the Plan and Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Exchange Control Notification. If Participant holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return. Severe penalties may applicable for any failure to comply with this reporting obligation.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

INDIA

Notifications

Exchange Control Notification. Participant understands that if resident in India, he or she must repatriate the proceeds from the sale of Shares acquired under the Plan while Participant was resident in India to India within 90 days of receipt. Participant must also obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Assets Reporting Notification. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India and possibly including Restricted Stock Units) in Participant's annual tax return. Participant is responsible for complying with this reporting obligation and is advised to confer with his or her personal legal advisor in this regard.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

JAPAN

Notifications

Exchange Control Notification.  If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of Shares.

Foreign Assets Reporting Notification. Participant is required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation and is advised to consult with his or her personal tax advisor in this regard.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

KOREA

Notifications

Exchange Control Notification.  If the Participant receives US$500,000 or more from the sale of Shares in a single transaction, Korean exchange control laws require the Participant to repatriate the proceeds to Korea within 18 months of the sale.

Foreign Assets Reporting Notification.  Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.

RAMBUS INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS FOR PARTICIPANTS IN

TAIWAN

Notifications

Exchange Control Notification. Participant may remit and acquire foreign currency (including proceeds from the sale of Shares) up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the bank involved in the transaction. Participant should consult his or her personal legal advisor prior to taking any action with respect to remittance of proceeds from the sale of Shares into or out of Taiwan, as Participant is responsible for complying with all exchange control laws in Taiwan.

* * * * *